EXHIBIT 10.03



                                  AMENDMENT NO. 1 TO
                              KENTUCKY UTILITIES COMPANY
                           PERFORMANCE SHARE PLAN DOCUMENT

              (As Amended and Restated Effective as of January 1, 1993)


                    The Kentucky Utilities Company Performance Share Plan

          Document (As Amended and Restated Effective as of January 1,

          1993), (the "Plan"), is hereby amended, effective as of

          November 1, 1996, in the following respects:

                    1.   By deleting Section 9.5 of the Plan.

                    2.   By deleting Section 10.1 of the Plan and inserting

          in lieu thereof the following:

                            "ARTICLE X - CHANGE IN CONTROL

                    10.1 A change in control ("Change in Control") for
                         purposes of the Plan shall have occurred if at any time on or after November 1, 1996 any of the following events shall occur:

                         (a) The Company or Parent (as defined below) is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than 60% of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction is held in the aggregate by the holders of the then-outstanding securities entitled to vote generally in the election of directors (the "Voting Stock") of the Parent immediately prior to such transaction;

                         (b) The Company or Parent sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal entity, and as a result of such sale or transfer less 60% of the combined voting power of the then-outstanding securities of such other corporation or entity immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Parent immediately prior to such sale or transfer;

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                         (c)  There is a report filed on Schedule 13D
                              or Schedule 14D-1 (or any successor
                              schedule, form or report or item
                              therein), each as promulgated pursuant
                              to the Securities Exchange Act of 1934,
                              as amended (the "Exchange Act"),
                              disclosing that any person (as the term
                              "person" is used in Section 13(d)(3) or
                              Section 14(d)(2) of the Exchange Act)
                              has become the beneficial owner (as the
                              term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 10% or more of the combined voting power of the Voting Stock of the Parent or the Voting Stock of the Company;

                         (d) The Company or Parent files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or
                              Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Parent or the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transactions; or

                         (e)  If at any time during any period of two
                              consecutive years, individuals who at
                              the beginning of any such period
                              constitute the directors of the Parent
                              or the Company cease for any reason to
                              constitute at least a majority thereof,
                              unless the election, or the nomination
                              for election by such company's
                              stockholders, of each director of such
                              company first elected during such period was approved by a vote of at least two-thirds of the directors of such company then still in office who were directors of such company at the beginning of any such period.

                              Notwithstanding the foregoing provisions of paragraph (c) or (d) above, unless otherwise determined in a specific case by majority vote of the Board of Directors of the Parent and the Company, a "Change in Control" shall not be deemed to have occurred for purposes of the Plan solely because (i) the Parent,
                              (ii) an entity in which the Company or
                              the Parent or one or more other

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                              Subsidiaries directly or indirectly
                              beneficially owns 50% or more of the
                              voting securities (a "Subsidiary"), or
                              (iii) any Parent-sponsored, Company-
                              sponsored or Subsidiary-sponsored
                              employee stock ownership plan or any
                              other employee benefit plan of the
                              Company, Parent or Subsidiary, either
                              files or becomes obligated to file a
                              report or a proxy statement under or in
                              response to Schedule 13D, Schedule
                              14D-1, Form 8-K or Schedule 14A (or any
                              successor schedule, form or report or
                              item therein) under the Exchange Act,
                              disclosing beneficial ownership by it of shares of Voting Stock of the Parent or the Company, whether in excess of 10% or otherwise, or because the Company, the Parent or a Subsidiary reports that a change in control of the Company or the Parent has or may have occurred or will or may occur in the future by reason of such beneficial ownership. For purposes of this Section 10.1, "Parent" shall mean KU Energy Corporation."

                    3.   By deleting Section 10.2 of the Plan and inserting

          in lieu thereof the following:

                    "10.2 In the event of a Change in Control under the preceding Section 10.1, a Participant whose employment is terminated, whether voluntarily or involuntarily, after such Change of Control will have a right to an immediate payment in the form of Common Stock of KU Energy Corporation (or any successor thereto) for all Performance Cycles in which he is then currently participating. The number of shares of Common Stock of KU Energy Corporation (or any successor thereto) to be paid shall be determined on the assumption that the target for each outstanding Performance Share Cycle has been met and shall be the number of shares of Common Stock of KU Energy Corporation (or any successor thereto) equal to a fraction of the Participant's total Performance Shares for the applicable Performance Cycle, the numerator of which fraction is the whole and partial months in the applicable Performance Cycle which have passed as of the date of the Change in

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                              Control and the denominator of which is
                              the number of months in the applicable
                              Performance Cycle.  In addition, the
                              restrictions applicable to any
                              Restricted Stock which the Participant
                              holds as a result of matured Performance
                              Cycles shall lapse as of the date of the Change in Control. Notwithstanding the foregoing, no shares of Restricted Stock received by a Participant pursuant to this Plan may be sold for a period of six months after the receipt of such shares, except in the case of the Disability or death of the Participant."

                    4.   By deleting the text of Article XI of the Plan and

          inserting in lieu thereof the following:

                         "The Plan became effective for the year
                         commencing January 1, 1990, and may be
                         terminated, amended, modified, or
                         supplemented at any time by the Company with the consent of KU Energy Corporation or any successor thereto. Notwithstanding the preceding sentence, no termination, amendment, modification or supplement may be made on or after the occurrence of a Change in Control (as defined in Section 10.1) that adversely affects the right of any person without his prior written consent."

                    5.   By adding a new Section 12.6 after Section 12.5 of

          the Plan as follows:

                   "12.6 The Company shall require any successor (whether
                         direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Plan in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Plan shall be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed to "Company" for the purposes of this Plan). This Plan shall inure to the benefit of and be enforceable by Participant's personal or legal

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                         representatives, executors, administrators,
                         successors, heirs, Beneficiaries, distributees and/or legatees."

                    IN WITNESS WHEREOF, Kentucky Utilities Company has

          caused this instrument to be executed in its name by its Chairman of the Board, President and Chief Executive Officer and its

          Corporate Seal to be hereunto affixed, attested by its Secretary,

          as of the 16th day of December, 1996.


                                             KENTUCKY UTILITIES COMPANY



                                             By:/s/Michael R. Whitley
                                                Chairman of the Board,
                                                President and Chief
                                                Executive Officer
          [CORPORATE SEAL]

          ATTEST:/s/George S. Brooks II







          This Amendment No. 1 is hereby consented to by KU Energy
          Corporation

          KU Energy Corporation

          By /s/Michael R. Whitley
               Chairman of the Board,
               President and Chief
               Executive Officer







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